EXHIBIT 10(k)-3


                                           -------------------------------------
                                           The asterisks (*) used throughout
                                           this Amendment and the attached
                                           Exhibit A indicate redacted material
                                           that is subject to a Confidential
                                           Treatment Request submitted to the
                                           Securities and Exchange Commission.
                                           -------------------------------------


                     THIRD AMENDMENT TO AMENDED AND RESTATED
                     CONSUMER CREDIT CARD PROGRAM AGREEMENT

         This Amendment dated as of July 26, 2002 ("Amendment") amends that certain Amended and Restated Consumer Credit Card Program Agreement dated as of February 22, 2000 (as amended, modified and supplemented from time to time, the "Agreement") by and among Monogram Credit Card Bank of Georgia ("Bank") and Ethan Allen Inc. ("Retailer"). Capitalized terms used herein and not otherwise defined have the meaning given in the Agreement.

         WHEREAS, Bank and Retailer are parties to the Agreement and it is their mutual desire that the Agreement be amended in accordance with the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and subject to the terms and conditions hereinafter set forth, the parties hereby agree as follows:

                        I.  AMENDMENTS TO THE AGREEMENT

         1.01  NEW DEFINITIONS. The following are added as new defined terms:

         "APPLICABLE  FIXED RATE"  shall have the meaning  given to such term in
Section 6.02 hereof.

         "FIXED PAYMENT  PROMOTION" shall have the meaning given to such term in
Section 6.02 hereof.

         "FIXED PAYMENT PROMOTION PURCHASE" means any Purchase made under a Fixed Payment Promotion.

         "FIXED RATE CHANGE  DATE" shall have the meaning  given to such term in
Section 6.02 hereof.

         "POS UNIT" means a point-of-sale terminal which may or may not include a related printer. All references to "Hypercom unit" throughout the Agreement are changed to "POS Unit."

         "THIRD AMENDMENT EFFECTIVE DATE" means January 1, 2003.

         1.02 AMENDMENT TO DEFINITIONS. The following definitions are amended and restated to read as follows:

         "AGREEMENT" means this Amended and Restated Consumer Credit Card Program Agreement, as amended from time to time.

         * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

The first sentence of the definition of "Program" is amended to read as follows:

         "PROGRAM" means the credit card program established by Bank pursuant to the Original Agreement and continued and modified from time to time by this Agreement and made available to qualified customers of Retailer and its Authorized Dealers to make Purchases.

         1.03  AMENDMENT TO SECTION 6.02(A). The following is *

         * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         1.04  AMENDMENT TO SECTION 6.03. Section 6.03 is hereby *

         * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         1.05 AMENDMENT TO SECTION 8.05(A). The first sentence of Section 8.05(a) is hereby amended and restated to read:

         at any Participating Store any fixed payment or closed-end type credit product or any open-end consumer credit program, credit facility, credit card program, charge program or debit or secured card program or facility other than a Permitted Credit Program.

The definition of "Permitted Credit Program" in Section 8.05(a) is amended by adding the word "and" immediately before clause (iii) and deleting clause (iv) in its entirety.

         1.06  AMENDMENT TO SECTION 11.02(K). The following is *

         * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         1.07  AMENDMENT TO SECTION 11.03(e)(iii).    Section  11.03(e) (iii) is
hereby amended by adding the word "and" immediately before clause (C) and deleting clause (D) in its entirety.

         1.08 AMENDMENT TO BANK DEALER AGREEMENT. Retailer acknowledges that, concurrently with this Agreement, the Bank Dealer Agreements will be amended in substantially the form set forth in Exhibit A hereto. Retailer agrees to cooperate in any reasonable manner requested by Bank in distributing such amendment to all Authorized Dealers.


                                  II.  GENERAL

         2.01 AUTHORITY FOR AMENDMENT. The execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of Retailer and Bank and upon execution by all parties, will constitute a legal, binding obligation thereof.

         2.02 EFFECT OF AMENDMENT; EFFECTIVE DATE. Except as specifically amended hereby, the Agreement, and all terms contained therein, remains in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire understanding of the parties with respect to the subject matter hereof. This Amendment shall become effective on the Third Amendment Effective Date.

         2.03 BINDING EFFECT; SEVERABILITY. Each reference herein to a party hereto shall be deemed to include its successors and assigns, all of whom shall be bound by this Amendment and in whose favor the provisions of this Amendment shall inure. In case any one or more of the provisions contained in this Amendment shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         2.04 FURTHER ASSURANCES. The parties hereto agree to execute such other documents and instruments and to do such other and further things as may be necessary or desirable for the execution and implementation of this Amendment and the consummation of the transactions contemplated hereby and thereby.

         2.05 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Georgia.

         2.06 COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, all as of the day and year first above written.


ETHAN ALLEN INC.                               MONOGRAM CREDIT CARD BANK OF
                                               GEORGIA




By:    /S/  M. FAROOQ KATHWARI                 By:  /S/ GLENN MARINO
   ----------------------------------             ------------------------------
   Its:  Chief Executive Officer                  Its:  President and Chief
                                                        Executive Officer

                              CONSENT OF GUARANTOR

         Each of Ethan Allen Manufacturing Corporation and Ethan Allen Marketing Corporation (without implying that such consent or agreement is required) hereby consents to the foregoing Amendment and agrees that the Subsidiary Guarantee that it executed in Bank's favor in connection with the Agreement (the "Guaranty") shall continue to guarantee the Guaranteed Debt (as defined therein) now or hereafter owing under or in connection with the Agreement as amended, restated, supplemented or replaced from time to time, including, without limitation, as the Agreement is amended by the foregoing Amendment.



                                           ETHAN ALLEN MANUFACTURING CORPORATION



                                           By:   /S/ M. FAROOQ KATHWARI
                                              ------------------------------
                                           Title:   Chief Executive Officer





                                           ETHAN ALLEN MARKETING CORPORATION



                                           By:   /S/ M. FAROOQ KATHWARI
                                              -------------------------------
                                           Title:    Chief Executive Officer


                      CONSENT OF ETHAN ALLEN INTERIORS INC.

         Ethan Allen Interiors Inc. (without implying that such consent or agreement is required) hereby consents to the foregoing Amendment and agrees that its undertakings set forth below Retailer's signature in the Agreement remain in effect and that, any guarantee executed pursuant to such undertakings shall, in accordance with the terms of Exhibit C to the Agreement, guarantee the Guaranteed Debt (as defined therein) now or hereafter owing under or in connection with the Agreement as amended, restated, supplemented or replaced from time to time, including, without limitation, as the Agreement is amended by the foregoing Amendment.



                                           ETHAN ALLEN INTERIORS INC.



                                           By:  /S/ M. FAROOQ KATHWARI
                                              ----------------------------------
                                           Title:   Chief Executive Officer

                                    EXHIBIT A
                       (To Third Amendment to Amended and
                Restated Consumer Credit Card Program Agreement)

                    SECOND AMENDMENT TO AMENDED AND RESTATED
                ETHAN ALLEN CREDIT CARD PROGRAM DEALER AGREEMENT

THIS SECOND AMENDMENT (this "Amendment") amends the Amended and Restated Ethan Allen Credit Card Program Dealer Agreement (as amended from time to time, the "Dealer Agreement") between the Authorized Dealer of Ethan Allen Inc. who is named as the addressee on the letter accompanying this Amendment ("Dealer,"
"us," "we," or "our") and Monogram Credit Card Bank of Georgia ("Bank" or "you"). Capitalized terms used in this Amendment, and not otherwise defined herein, will have the meanings given in the Dealer Agreement.

1. AMENDMENT TO SECTION 8. Section 8 of the Dealer Agreement is amended and restated to read as follows:


         We may accept any general purpose bank credit cards and travel and entertainment charge cards presented to us in payment for Goods and/or Services. However, during the term of this Agreement, we shall not participate in, or accept any credit cards in connection with, programs involving acceptance or promotion of credit accounts other than this Program and other programs offered by Bank or its Affiliates, including GE Capital, but we may retain, or we may offer to any alternative financing source, the opportunity to finance Accounts and provide credit requested when the Credit Card Application or credit extension for such sales initially have been rejected by you. In no event shall we submit to Bank any Credit Card Applications or Charge Slips for credit sales that have been submitted to and/or rejected by another credit grantor. In addition to the foregoing, we may participate in other credit programs sponsored by Ethan Allen if, and only if, such programs are established in compliance with the Program Agreement and we have received written notice from Bank acknowledging such compliance.

2.   AMENDMENT TO SECTION 11(A). Section 11(a) of the Dealer Agreement is *

         * Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3. AMENDMENT TO CERTAIN DEFINED TERMS. All references in the Dealer Agreement to "Service Fee" or "Service Fee Percentage" are changed to "Retailer/Dealer Fee" and "Retailer/Dealer Fee Percentage," respectively.

4.   AGREEMENT REMAINS EFFECTIVE.   Except as  amended  by  this  Amendment, the
Dealer Agreement as originally entered into remains in full force and effect.

5. AGREEMENT BY SUBMISSION; EFFECTIVE DATE. As provided in Section 19 of the Dealer Agreement, Dealer will be deemed to have agreed to this Amendment, and it will become immediately effective, when Dealer submits any Charge Slip or Credit Slip to Bank for approval or payment after January 1, 2003.